UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2013

Hot Topic, Inc.
(Exact name of registrant as specified in its charter)

California	0-28784	77-0198182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18305 E. San Jose Avenue
City of Industry, California		91748
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 839-4681

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

(e)       On January 21, 2013, Jim McGinty resigned as our Chief Financial Officer, as previously reported in our Current Report on Form 8-K filed on January 23, 2013.  On January 31, 2013, we entered into a further amendment to Mr. McGinty’s amended and restated employment letter agreement dated November 24, 2008.  The amendment provides for the termination of Mr. McGinty’s employment effective February 1, 2013, and indicates that Mr. McGinty’s compensation from the Company and his eligibility to participate in Company-sponsored benefit plans ceased on such date.  The amendment also contains a general release of claims against the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOT TOPIC, INC.

	By:	/s/ GEORGE WEHLITZ, JR.
George Wehlitz, Jr.
Interim Chief Financial Officer

Date: February 4, 2013